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KANTROWITZ GOLDHAMER & GRAIFMAN
BARRY S. KANTROWITZ, ESQ.
111 Chestnut Ridge Road
Montvale, New Jersey 07645
(201) 391-7000

STULL STULL & BRODY
JULES BRODY, ESQ.
AARON BRODY, ESQ.
6 East 45th Street
New York, New York 10017
(212) 687-7230
------------------------------------------------x
RUTH GRAIFMAN, on behalf of herself and                       SUPERIOR COURT OF
all others similarly situated,                                NEW JERSEY

                      Plaintiff,                              CHANCERY DIVISION
                                                              MORRIS COUNTY
               -against-                                      DOCKET NO.:
                                                              MRS-C-165-98

AT&T CAPITAL CORPORATION, AT&T CAPITAL
LEASING SERVICES, INC., AT&T CAPITAL SERVICES
CORP., CAPITA PREFERRED TRUST, CAPITA                         CLASS ACTION
PREFERRED FUNDING, L.P., DAVID F. BANKS, GLENN                COMPLAINT
A. VOTEK, ROBERT J. INGATO, RAMON OLIU, JR.,
FIRST NATIONAL BANK OF CHICAGO, N.A., FIRST                   JURY TRIAL
CHICAGO DELAWARE, INC.                                        DEMANDED

                      Defendants.
------------------------------------------------x

        Plaintiff, by her attorneys, alleges upon information and belief, based, in part, upon an investigation conducted by and through the undersigned counsel, except with respect to her ownership of the Trust Originated Preferred Securities ("TOPrS" or "Trust Preferred Securities") and her suitability to serve as a class representative, which is alleged upon personal knowledge, as follows:

        1. Plaintiff is and has been at all relevant times, the owner of the Trust Preferred Securities of the trust entity known as Capita Preferred Trust ("Capita" or "Trust" hereinafter). Plaintiff is and at all times relevant herein was, a resident of the State of New York, County of Rockland.







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        2. Defendant AT&T Capital Corporation ("AT&T Capital") is a financial services company. AT&T Capital is a Delaware Corporation with its principal place of business located at 44 Whippany Road, Morristown, New Jersey.

        3. At all times relevant herein AT&T Capital was the sole General Partner of Capita Preferred Funding, L.P. (the "Partnership"), the assets of which consist of debt securities and debentures. AT&T Capital, together with the Subsidiary Issuers (defined below) are issuers of the debentures owned by the Partnership.

        4. AT&T Capital Leasing Services, Inc. ("AT&T Capital Leasing") and AT&T Capital Services Corp ("AT&T Capital Services") (both hereinafter referred to as the "Subsidiary Issuers") are subsidiaries of AT&T Capital and maintain their principal places of business at 44 Whippany Road, Morristown, New Jersey.

        5. Defendant Capita Preferred Trust ("Capita" or "Trust") is a Delaware statutory business trust, the sole assets of which are the Partnership preferred securities. The principal place of business of Capita is located at 44 Whippany Road, Morristown, New Jersey.

        6. AT&T Capital, the Subsidiary Issuers, the Trust and the Partnership are all related parties, maintain interlocking boards and officer positions and/or trustee members and are referred to herein as "Related Parties."

        7. Defendant David A. Banks ("Banks"), is and at all times relevant herein was, a Director of, and Chairman of the Board of AT&T Capital, and of the Subsidiary Issuers.

        8. Defendant Glenn A. Votek ("Votek") is and at all times relevant herein was, Executive Vice President and Treasurer of AT&T Capital's parent company, Newcourt Credit Group Corp. ("Newcourt"), is and was simultaneously, Executive Vice President and Treasurer of AT&T Capital. Defendant Votek, while serving in the officerships of Newcourt and AT&T Capital, is and was also a Trustee of the Trust. At all times relevant herein,







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                                                                               3


Defendant Votek is and was a citizen of the State of New Jersey and/or maintains his principal place of business in New Jersey.

        9. Defendant Robert J. Ingato ("Ingato") is and at all relevant times herein was, the Senior Vice President of AT&T Capital and AT&T Capita's parent company, Newcourt. Defendant Ingato, at the same time serving as an officer of Newcourt and AT&T Capital, is and was also a Trustee of the Trust. Defendant Ingato is and at all relevant times was a citizen of the State of New Jersey and/or maintains his principal place of business in New Jersey.

        10. Defendant Ramon Oliu, Jr. ("Oliu") is and at all times relevant herein was, a Senior Vice President of Newcourt and AT&T Capital. Defendant Oliu, simultaneous with serving as an officer of Newcourt and AT&T Capital, was also a Trustee of the Trust. Defendant Oliu is and at all relevant times was a citizen of the State of New Jersey and/or maintains his principal place of business in New Jersey.

        11. The defendants described in paragraphs 6 through 9 above are hereinafter sometimes referred to collectively as the "individual defendants."

        12. Defendant National Bank of Chicago, N.A. is the property trustee of the Trust and is sued herein in its capacity as property trustee. This court has jurisdiction over said trustee by virtue of its position as trustee of a trust which maintains its principal place of business in New Jersey.

        13. Defendant First Chicago Delaware, Inc. is a trustee of the Trust and is sued herein in its capacity as property trustee. This court has jurisdiction over said trustee by virtue of its position as trustee of a trust which maintains its principal place of business in New Jersey.

        14. By virtue of the individual defendants' positions as officers and/or directors of AT&T Capita and, in the case of defendants Votek, Oliu and Ingato, as Trustees of the Trust, said defendants are in a fiduciary relationship with the plaintiff and other public holders of







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                                                                               4


Capita's Trust Preferred Securities and owe plaintiff and other members of the Class the highest obligation of good faith, fair dealing, loyalty and due care.

        15. The individual defendants are members of the Board of the Related Entities and/or officers and are affiliated with defendants AT&T Capital and the Subsidiary Issuers. AT&T Capital, by virtue of its position as General Partner of the Partnership, by virtue of its ownership of all common securities of Capita, is a controlling party in relation to Capita, is orchestrating the proposed transaction for its own self-interest and self-dealing, to redeem Capita's Trust Preferred Securities eight (8) years before redemption is otherwise available under the controlling Trust instruments, at the expense of Capita's TOPRS unit holders. The offer, made by defendants to the plaintiff and members of the Class who are not affiliated with the controlling Related Parties is designed and, in fact, has the effect of coercing and forcing plaintiff and members of the Class, as holders of Capita Trust Preferred Securities, to sell their interests therein now and give up their right to favorable interest payments at 9.06% per annum to October 24, 2006. The defendants seek to coerce plaintiffs into retiring the Trust Preferred Securities which constitute a debt of the defendants, and thereafter, plaintiffs and members of the Class with redemption at a lower price if they refuse to sell.

        16. The individual defendants, by reason of their corporate directorships, stand in a fiduciary position relative to Capita's securities holders. The individual defendants' fiduciary duties, at all times relevant herein, required them to exercise their best judgment, and to act in the unqualified best interests of the Capita's unrelated securities holders. Said defendants owe the public securities holders of Capita the highest duty of good faith, fair dealing, due care, loyalty, and full, candid and adequate disclosure.

        17. Each defendant herein is sued individually as an aider and abettor, as well as in his capacity as a director of the Company (in the case of the individual defendants), or as a







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control person and the liability of each arises from the fact that he has engaged in all or part of the unlawful acts, plans, schemes, or transactions herein.

                             JURISDICTION AND VENUE

        18. Jurisdiction and venue of this Court is based upon the fact that defendants AT&T Capital, AT&T Capital Services, AT&T Capital Leasing, Capita, and the individual defendants and Trustees maintain their principal place of business in connection with the Trust in the State of New Jersey.

        19. Venue is proper in this County as defendants AT&T Capital, AT&T Capital Services, AT&T Capital Leasing, Capita and the individual defendants and Trustees maintain their principal place of business in Morristown, New Jersey.

                            CLASS ACTION ALLEGATIONS

        20. Plaintiff brings this action on her own behalf and as a class action pursuant to Rule 4:32-1 of the New Jersey Rules Governing Civil Practice on behalf of all securities holders of the TOPrS of Capita (except the defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein ("Class" hereinafter).

        21. This action is properly maintainable as a class action.

        22. The Class is so numerous that joinder of all members is impracticable. As of the close of business on April 30, 1997, there were 8,000,000 units of Capita TOPRS outstanding and which were held by, at minimum, hundreds, if not thousands, of holders throughout the United States.

        23. A class action is superior to other methods for the fair and efficient adjudication of the claims herein asserted, and no unusual difficulties are likely to be encountered in the







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management of this class action. The likelihood of individual Class members prosecuting separate claims is remote.

        24. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

               (a) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class;

               (b) whether defendants are pursuing a scheme and course of conduct designed to eliminate the public securities holders of Capita in violation of the laws of the State of New Jersey in order to benefit from a proposed acquisition of Capita securities by the Related Parties at the expense and to the detriment of the plaintiffs and the other public unit holders who are members of the Class;

               (c) whether defendants are acting on both sides of the possible tender offer transaction, thus presenting a conflict of interest, self-dealing and overreaching;

               (d) whether the said proposed acquisition, hereinafter described, constitutes a breach of the duty of fair dealing with respect to the members of the Class; and,

               (e) whether the Class is entitled to injunctive relief or damages as a result of the wrongful conduct of the defendants.

        25. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of the plaintiff are typical of the claims of other members of the Class and plaintiff has the same interests as the other members of the class. A class action is superior to any other type of adjudication of this controversy.







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                                                                               7


        26. Defendants have acted in a manner which affects plaintiff and all other members of the Class, thereby making appropriate injunctive relief and/or corresponding declaratory relief with respect to the Class as a whole.

                             SUBSTANTIVE ALLEGATIONS

FACTUAL BACKGROUND

        27. The purpose for which defendants AT&T Capital and the Subsidiary Issuers created the TOPrS securities, which were held by Capita, was to allow certain of their payment instruments and obligations to be given equity treatment by rating agencies, particularly Standard & Poor's and Moody's, while, at the same time, allowing said defendants to treat the financing payments made on the instruments (issued in the form of Debentures), as tax deductible interest payments. By receiving the favorable "equity treatment", the defendants would be entitled to better credit ratings which would reduce the cost of financing for the defendants. At the same time the debt payments would be tax deductible. In order to successfully achieve this goal, defendants needed to set up a series of entities through which the debt of AT&T Capital could be securitized and indirectly purchased by investors.

        28. In order to effectuate this structure, AT&T Capital and the Subsidiary Issuers issued debt instruments, referred to as "Debentures" in the Capita prospectus filed with the SEC on or about October 24, 1996, ("Prospectus" hereinafter). The intent was to sell the Debentures to the defendant Partnership, a Related Party, of which AT&T Capital was the sole general partner and owner of the entire general partner interest, and which entity was created primarily, if not solely, to purchase AT&T Capital's debt.

        29. In order to indirectly fund the Partnership, to allow it to purchase the Debentures, the trust device, Capita, was created by AT&T Capital and its affiliates.







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                                                                               8


        30. The TOPrS, also referred to as "Trust Preferred Securities" were issued by Capita and sold to plaintiff and members of the Class through an initial public offering and thereafter on the open efficient market of the New York Stock Exchange under the symbol(s) "TCCPR" or "TCDPR".

        31. The proceeds from the sale of the Trust Preferred Securities were then used to purchase the Partnership's assets, referred to as "Partnership Preferred Securities", which constituted the entire limited partnership interest of the defendant Partnership. In turn, the sale proceeds from the sale by the Partnership of its Preferred Partnership Securities to the Trust were used together with a capital contribution by the Partnership's general partner (AT&T Capital) to purchase the Debentures, which consisted of debt instruments of defendants AT&T Capital and the Subsidiary Issuers.

        32. As stated in the Prospectus:

        AT&T Capital Corporation, a Delaware corporation (the "Company" or "AT&T Capital"), will own all the common securities (the "Trust Commons Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. The proceeds from the sale of the Trust Securities will be used by the Trust to purchase Partnership Preferred Securities ("Partnership Preferred Securities"), representing the limited partnership (the "Partnership"). The general partnership interest which constitutes all of the interest in the Partnership other than the limited partnership interest represented by the Partnership Preferred Securities, is owned by the Company, which is the sole general partner of the Partnership (in such capacity, the "General Partner"). Substantially all of the proceeds from the sale of the Partnership Preferred Securities, together with the capital contribution from the General Partner, will be used by the Partnership to purchase the Debentures (as defined herein), which consist of debt instruments of the Company.

THE OFFERING BY CAPITA OF TRUST PREFERRED SECURITIES

        33. In an effort to create, market and sell an attractive security to the general public, the defendants created the trust, Capita, and the Trust Preferred Securities instruments. Upon filing the Initial Public Offering, defendants offered and sold the Capita TOPrS for $25.00 per unit. The security was to beat interest at an annual rate of 9.06% on the face







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                                                                               9


amount of $25.00 and were not redeemable until October 24, 2006. The income stream to the Trust was guaranteed by defendants. Thus, investors could purchase TOPrS units and be guaranteed income at the rate of 9.06% per annum on the $25.00 face amount through October, 2006. Upon liquidation investors would receive a $25.00 liquidation amount per TOPrS unit.

        34. As stated in the Prospectus:

        Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing December 31, 1996 at an annual rate of 9.06% of the liquidation amount of $25 per Trust Preferred Security (equivalent to $2,265 per Trust Preferred Security) if, as and when the Trust has funds available for payment.

                                      * * *

        The payment of distributions by the Trust and payments in liquidation of the Trust or the redemption of Trust Preferred Securities, as described below, are guaranteed by the Company (the "Trust Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Trust Guarantee."

                                      * * *

        The Partnership Preferred Securities are redeemable by the partnership, in whole or in part, from time to time, on or after October 25, 2006 at an amount per Partnership Preferred Security equal to $25 plus accrued and unpaid distributions thereon.

THE INTERRELATIONSHIP BETWEEN THE TRUST AND DEFENDANTS

        35. The Related Party defendants and the individual defendants maintain a controlling interest in the Trust and in the Partnership through which the Trust has provided financing indirectly to defendants AT&T Capital, and the Subsidiary Issuers, and maintain a direct fiduciary relationship to the Trust and to plaintiff and members of the Class as owners of the Trust's Trust Preferred Securities.

        36. For example, defendants have stated in the Prospectus that:

        The Company beneficially owns all of the Partnership's partnership interests (other than the Partnership Preferred Securities, which are held by the Property Trustee (as defined herein) for the benefit of the holders of Trust Preferred Securities) and







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        beneficially owns all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interest represented by the Trust Preferred Securities)... In future filings under the Exchange Act, a footnote to the Company's annual financial statements will state that the Trust and the Partnership are consolidated with the Company, that the sole assets of the Trust are the Partnership. Preferred Securities, that the sole assets of the Partnership are the Affiliate Investment Instruments and the Eligible Debt Securities and that the Guarantees, when taken together with the Company Debenture and the Company' obligations to pay all fees and expenses of the Trust an the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities.

                                      * * *

        The Company will acquire Trust Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

        37. Moreover, three (3) of the five (5) trustees of the Trust, referred to as the "Regular Trustees" (page 36 of the Prospectus) are "individuals who are employees or officers of or who are affiliated with the Company." In fact, as aforestated, defendants Votek, Ingato and Oliu were executive officers of defendants AT&T Capital and its Subsidiary Issuers.

        38. Further, AT&T Capital owns all of the Trust Common Securities, and the Trust was set up to facilitate financing AT&T Capital's "equity treatment" scheme.

        39. Because of the controlling positions of defendants with respect to Capita, defendants owe to Capita and to plaintiffs and members of the Class the obligation and duty to act with the utmost good faith and fairness with regard to self-interested dealings.

DEFENDANTS' BREACH OF DUTY AND UNFAIR DEALING

        40. Defendants' initial self-interested purpose and goal in creating, marketing and selling the Preferred Trust Securities was mistaken because the credit rating agencies have not given the defendants significant "equity treatment" for their payments in connection with







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the Trust Preferred Securities. The credit rating of AT&T Capital is BBB and
Baa3 as rated by Standard & Poor's and Moody's respectively. As conceded by defendants in their tender offer and consent solicitation issued July 27, 1998 ("Tender Offer/Consent Solicitation"):

        Reasons for the Offer and Consent Solicitation. The Trust Preferred Securities were originally issued to provide AT&T Capital and its subsidiaries with long-term capitalization that AT&T Capital's management believed would be treated by national statistical rating organizations such as S&P or Moody's, in part or in full, as additional equity capitalization. AT&T Capital's management believed such "equity treatment" would lower AT&T Capital's debt-to-equity ratio, which is a factor in such national statistical rating organizations' credit ratings analyses of AT&T Capital and, as a result of AT&T Capital's becoming an indirect wholly owned subsidiary of Newcourt on January 12, 1998, of Newcourt. Any upgrades in the credit ratings of AT&T Capital's and Newcourt's short-term or long-term debt would generally decrease AT&T Capital's cost of borrowing, particularly if any such rating is in a general rating category that signifies that the relevant debt of AT&T Capital is in a higher investment grade rating category. As of the date hereof, AT&T Capital's and Newcourt's long-term credit ratings by S&P and Moody's are BBB and Baa3, respectively.

        However, AT&T Capital's and Newcourt's management subsequently became aware that Moody's did not give AT&T Capital significant "equity treatment" in respect of the Trust Preferred Securities... AT&T Capital's and Newcourt's management believe that such redemption (in conjunction with a recent Newcourt equity placement, a portion of which was contributed to AT&T Capital) would strengthen the consolidated financial condition of AT&T Capital and its subsidiaries by reducing their outstanding debt-to-equity ratio, thereby possible resulting in improved credit ratings for AT&T Capital and Newcourt.

        41. Despite the obligation to deal with complete fairness with plaintiff and the members of the Class, Defendants have, as aforementioned, issued and/or caused to be issued the Tender Offer/Consent Solicitation dated July 27, 1998, which constitutes an offering to buy the Trust Preferred Securities from plaintiff and members of the Class at the price of $29.69 and, in addition, requiring, as a condition of acceptance of the offer that each selling unit holder consent to amendment of the trust indenture and other controlling documents to allow defendants to drastically accelerate the redemption date by which defendants can cause the Trust to "call" all of the Trust Preferred Securities. The acceleration which defendants seek moves the redemption date up from October 25, 2006 to June 30, 1998 and would effectively allow the defendants to redeem all of the Trust Preferred Securities







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now, at a price of $29.25 per Security, an amount significantly less than the tender offer amount.

        42. As conceded by defendants in the Tender Offer/Consent Solicitation:

        The Redemption Price is less than the Purchase Price being offered by AT&T Capital for tender of Securities in the Offer. If holders of Securities fail to validly tender their Securities in the Offer and, AT&T Capital obtains the Requisite Consents upon the terms and conditions of the Offer, and AT&T Capital accepts for payment and purchases the Securities in the Offer then such non-tendering holders will only receive the Redemption Price, plus accrued and unpaid distribution thereon, for Securities that have not been validly tendered in the Offer.

        43. The effect of defendants' tender offer and consent solicitation is to place plaintiff and members of the Class in a position of fear of being forced to redeem their units for less money at the point of redemption if they do not jump on the "tender offer bandwagon" and accept defendants' offer now.

        44. Thus, plaintiff and the other members of the Class are placed in the untenable and unfair position of being forced to sell their Trust Preferred Securities, give their consent to allow defendant to redeem the units of non-tendering holders for less, and forego the right to receive the 9.06% interest rate through October 24, 2006, regardless of whether they want to do so.

        45. The sole purpose of defendants' coercive offer is one of self-interest on the part of defendants, to wit, to extinguish the attractive securities which plaintiff and members of the Class were lulled into purchasing based on the long-term guaranteed income stream being offered. As defendants have readily conceded, the sole reason defendants seek to extinguish the security is because their scheme to obtain favorable equity treatment and, at the same time, obtain the tax deduction for the payment of interest, failed in its stated purpose.

        46. Although defendants claim in the Prospectus that they are not paying any consideration to holders for the consents to allow the early redemption, in fact, by paying







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                                                                              13


unit holders who give their consent more than those who do not, defendants are, in fact, paying unit holders precisely for such consent.

        47. In the case of the named plaintiff, plaintiff purchased 400 units of the Trust Preferred Securities at a cost of $27.18 per unit on or about February 2, 1998, for a total cost of $10,936.73. Based on the price paid by plaintiff, the interest due of 9.06% on the face amount of $25.00 per unit, resulted in an effective yield to plaintiff of 8.33%. Even taking into account the premium of selling her units for $29.69 to defendants, plaintiff, after payment of capital gains tax and commission paid on the purchase and sale, and a subsequent repurchase, would have to obtain an equivalent yield of in excess of 7.63% in order to be placed in an equal position. However, currently, equivalent senior corporate debt instruments, rated BBB, maturing in 5 to 10 years would yield less than the Trust Preferred Securities.;

        48. Similarly, members of the Class who purchased their units at the initial public offering price of $25.00 per unit, after capital gains tax and taking into account the purchase and sales commission, would need to purchase an equivalent BBB-rated instrument with an effective yield of no less than approximately 8.1208% to break even.

        49. Thus, it is in defendants' sole interest to extinguish the Trust Preferred Securities which yield favorable rates to plaintiff and members of the Class. Conversely, it is contrary to the interests of Plaintiff and the other members of the Class to be coerced into selling their TOPrS units.

        50. The proposed transaction serves no legitimate business purpose of Capita but rather is an attempt by defendants to unfairly benefit AT&T Capital, and the Subsidiary Issuers from the transaction at the expense of Capita's public securities holders.

        51. Defendants' Tender Offer/Consent Solicitation Price of $29.69 per share, which defendants have combined with the threat of reduced payments to those holders who do not







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                                                                              14


accept (and who will therefore be forced to receive less) is and was unconscionable, unfair and grossly inadequate to plaintiff and the Class members, particularly in light of the fact that defendants will, if the Tender Offer/Consent Solicitation is successful, be able to retire today what would otherwise be a long-term high interest debt it is paying to plaintiff and the Class.

        52. The Tender Offer/Consent Solicitation contains no fairness opinion. In fact, defendants boldly state in the Tender Offer/Consent Solicitation that no such obligation of fairness exists and no fiduciary obligations require defendants to act fairly in connection with seeking to retire its debt by offering to purchase the units, while at the same time making it conditional on the coercive tactic of threatening to treat those not agreeing to the offer differently and by requiring an earlier redemption than plaintiff and the Class agreed to when they purchased the Trust Preferred Securities.

        53. The proposed plan will deny plaintiffs and the other members of the Class their right to receive the 9.06% interest stream up to October, 2006, and to share proportionately in the future success and growth in profitability of Capita and its valuable assets, while permitting defendants to reap huge benefits from the contemplated transaction.

        54. The terms of the proposed Tender Offer/Consent Solicitation constitutes an unfair and illegal business practiced upon the plaintiff and members of the Class because, among other things:

               (a) The Tender Offer/Consent Solicitation is coercive and intrinsically unfair and is a tactic which violates the basic obligations on the part of defendants as fiduciaries;

               (b) The Tender/Offer Consent Solicitation constitutes self-dealing and self-interest on the part of defendant who are Trustees of the Trust and hold all Common Securities of the Trust and is the general partner of the Partnership, while at the same time







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                                                                              15


acting as the debtor and guarantor with regard to the Trust Preferred Securities held by plaintiff and members of the Class;

               (c) The intrinsic value of the TOPrS units of Capita is materially in excess of $29.69 per share and/or $29.25 per share (for non-tendering holders), giving due consideration to the possibilities of the value of the 9.06% income stream and growth and profitability of Capita in light of its guaranteed income of 9.06% to October 24, 2006.

               (d) The $29.69 per share price is not the result of arm's length negotiations and was not based upon any independent evaluation of the current value of Capita's holdings, property, assets or business, but was fixed arbitrarily by defendants, as part of a plan by defendants to obtain complete ownership of Capita's assets and business at the lowest possible price, to obtain for itself benefits disproportionate with those to be received by the public stockholders, which facts were not and perhaps will not be disclosed since it is not in defendants' interests to disclose such facts.

        55. Because the defendants are in possession of corporate information concerning Capita's securities, property, assets, businesses and future financial prospects, the degree of knowledge and economic power between defendants and the public stockholders is unequal, making it grossly and inherently unfair and comprises "unfair dealing" by defendant to coercively obtain ownership of Capita's Trust Preferred Securities, property and assets from the public common securities holders.

        56. AT&T and the Subsidiary Issuers, by reason for the foregoing acts, practices and course of conduct, and have breached and continue to breach their duty as one in a controlling position with respect to Capita and both buyer and seller of the securities held by Capita. The individual defendants have breached and continue to breach their duties as Trustees of Capita to the securities holders including plaintiffs and the other members of the Class herein.








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                                     COUNT I
                  (PRELIMINARY AND PERMANENT INJUNCTIVE RELIEF)

        57. Plaintiff and the members of the Class repeat and reallege each and every allegation set forth hereinabove as if set forth in full herein.

        58. Plaintiff and the members of the Class will suffer irreparable damage unless defendants are enjoined from continuing to breach their fiduciary duties and from carrying out the aforesaid coercive plan and scheme of self interest to the detriment of plaintiff and members of the Class.

        59. Plaintiff and the other members of the Class have no adequate remedy at law which can make them whole without the preliminary and permanent injunctive relief requested herein.

                                    COUNT II
                           (BREACH OF FIDUCIARY DUTY)

        60. Plaintiff and members of the Class repeat and reallege each and every allegation set forth hereinabove as if set forth in full herein.

        61. To the extent plaintiffs and members of the Class can be partially satisfied by monetary damages, plaintiff and members of the Class hereby demand such monetary damages as will allow plaintiffs to recoup their losses and/or recision damages.

                                    COUNT III
                             (DECLARATORY JUDGMENT)

        62. Plaintiff and members of the Class repeat and reallege each and every allegation set forth hereinabove as if set forth in full herein.

        63. Plaintiff seeks a declaration that the Tender Offer/Consent Solicitation is unduly coercive, and unfair on its face as a matter of law.

                                   JURY DEMAND

        Plaintiff hereby demands a jury trial on all issues which may be tried by a jury to be determined in the above entitled action.

        WHEREFORE, plaintiff demands judgment against the defendants jointly and severally, as follows:

               (1) declaring this action to be a class action and certifying plaintiff as the class representative and her counsel as class counsel;

               (2) enjoining, preliminarily and permanently, AT&T Capital's offer for acquisition of the Capita securities stock owned by plaintiffs and the other members of the class;

               (3) to the extent, if any, that the contemplated transaction or transactions complained of are consummated prior to the entry of this Court's final judgment, rescinding such transaction or transactions, and granting, inter alia, recessionary damages;

               (4) directing the defendants pay to plaintiffs and other members of the class all damages caused to them and account for all profits and any special benefits obtained as a result of their unlawful conduct;

               (5) awarding to plaintiffs the costs and disbursements of this action, including a reasonable allowance for the fees and expenses of plaintiff's attorneys and experts; and

               (6) Granting plaintiffs and other members of the class such other and further relief as may be just and proper.


Dated:  Montvale, New Jersey
        August 13, 1998
                                             KANTROWITZ, GOLDHAMER & GRAIFMAN

                                             By: /s/ Barry S. Kantrowitz
                                                -------------------------------
                                             BARRY S. KANTROWITZ
                                             111 Chestnut Ridge Road
                                             Montvale, New Jersey 07645
                                             (201) 391-7000

                                             STULL, STULL & BRODY
                                             JULES BRODY, ESQ.
                                             AARON BRODY, ESQ.
                                             6 East 45th Street
                                             New York, New York 10017
                                             (212) 687-7230

                                             COUNSEL FOR PLAINTIFF

                          DESIGNATION OF TRIAL ATTORNEY

        Please take notice that in accordance with R. 4:25-4 Barry S. Kantrowitz, Esq. is designated as trial counsel.


Dated:  Montvale, New Jersey
        August 13, 1998                      KANTROWITZ, GOLDHAMER & GRAIFMAN

                                             BY: /s/ Barry S. Kantrowitz
                                                -------------------------------
                                                 Barry S. Kantrowitz, Esq.


                                   JURY DEMAND

        Plaintiff, RUTH GRAIFMAN, by her attorneys, KANTROWITZ, GOLDHAMER & GRAIFMAN, pursuant to Rule 4:35-1(a) hereby make demand for a jury trial on all issues to be determined in the above entitled action.


Dated:  Montvale, New Jersey
        August 13, 1998                      KANTROWITZ, GOLDHAMER & GRAIFMAN

                                             BY: /s/ Barry S. Kantrowitz
                                                -------------------------------
                                                 Barry S. Kantrowitz, Esq.


                        CERTIFICATION PURSUANT TO R.4:5-1

        I hereby certify that the matter in controversy is not the subject of any other action or proceeding, pending or contemplated of which I presently know, and that I know of no other party who should be joined as a party at this time.


Dated:  Montvale, New Jersey
        August 13, 1998                      KANTROWITZ, GOLDHAMER & GRAIFMAN

                                             BY: /s/ Barry S. Kantrowitz
                                                -------------------------------
                                                 Barry S. Kantrowitz, Esq.

KANTROWITZ, GOLDHAMER & GRAIFMAN
BARRY S. KANTROWITZ, ESQ.
111 Chestnut Ridge Road
Montvale, New Jersey 07645
(201) 391-7000

STULL STULL & BRODY
JULES BRODY, ESQ.
AARON BRODY, ESQ.
6 East 45th Street
New York, New York 10017
(212) 687-7230
-------------------------------------------------
RUTH GRAIFMAN, on behalf of herself and                      SUPERIOR COURT OF
all others similarly situated,                               NEW JERSEY

                      Plaintiff,                             CHANCERY DIVISION
                                                             MORRIS COUNTY
               -against-                                     DOCKET NO.:
                                                             MRS-C-165-98

AT&T CAPITAL CORPORATION, AT&T CAPITAL
LEASING SERVICES, INC., AT&T CAPITAL SERVICES
CORP., CAPITA PREFERRED TRUST, CAPITA                        ORDER TO SHOW CAUSE
PREFERRED FUNDING, L.P., DAVID F. BANKS, GLENN               WITH TEMPORARY
A. VOTEK, ROBERT J. INGATO, RAMON OLIU, JR.,                 RESTRAINTS
FIRST NATIONAL BANK OF CHICAGO, N.A., FIRST
CHICAGO DELAWARE, INC.

                      Defendants.
-------------------------------------------------
        THIS MATTER having been opened to the Court by KANTROWITZ, GOLDHAMER & GRAIFMAN, ESQS., William T. Schiffman, Esq., appearing, attorneys for the plaintiffs, and it appearing upon a reading of the Declaration of Ruth Graifman and Certification of William T. Schiffman, Esq., filed in support hereof that immediate, substantial and irreparable loss, injury and damage may result to the named plaintiff and the proposed class of plaintiffs herein unless the relief requested herein is granted, and good and sufficient reason appearing for the entry of this Order,

        IT IS on this 14th day of August, 1998,

        ORDERED, that the defendants shall show cause before this Court at the Morris County Courthouse, Morristown, New Jersey, on the 20th day of August, 1998, at 9:00 a.m. o'clock in the forenoon or as soon thereafter as counsel can be heard, as to why an order should not be entered as follows:

               1. Declaring this action to be a class action and certifying the plaintiff as the class representative and her counsel as class counsel;

               2. Enjoining and restraining all of the defendants from consummating AT&T Capital Corporation's tender offer and consent solicitation for the acquisition of the Capita Trust Preferred Securities owned by the plaintiff and the other members of the class, which offer required, as a condition of acceptance, consent to redeem the units of non-tendering holders for an inferior price, or otherwise requiring plaintiffs to respond to that tender offer by August 21, 1998, at 12:00 a.m.;

               3. Directing defendants to pay to plaintiff and the other members of the class all damages caused to them and requiring defendants to account for all profits and any special benefits obtained as a result of their unlawful conduct;

               4. Awarding to plaintiffs the costs and disbursements of this action, including a reasonable allowance for the fees and expenses of plaintiffs' attorneys and experts; and

               5. For such other and further relief as to this Court may seem just and proper; and it is further

        ORDERED that a copy of this Order, the accompanying certifications, and the Summons and Complaint be served upon the defendants as soon as practicable or, in any event, no later than August 17, 1998.

        ORDERED, that responsive pleadings shall be filed with the Court and served upon counsel for the plaintiffs no later than August 19, 1998.


                                       /s/ J.S.C.
                                     --------------------------------

KANTROWITZ, GOLDHAMER & GRAIFMAN
BARRY S. KANTROWITZ, ESQ.
111 Chestnut Ridge Road
Montvale, New Jersey 07645
(201) 391-7000

STULL STULL & BRODY
JULES BRODY, ESQ.
MARK LEVINE, ESQ.
6 East 45th Street
New York, New York 10017
(212) 687-7230

Attorneys for Plaintiff
------------------------------------------------x
RUTH GRAIFMAN, on behalf of herself and                        SUPERIOR COURT OF
all others similarly situated,                                 NEW JERSEY

                      Plaintiff,                               CHANCERY DIVISION
                                                               MORRIS COUNTY
               -against-                                       DOCKET NO.:
                                                               MRS-C-165-98

AT&T CAPITAL CORPORATION, AT&T CAPITAL LEASING SERVICES,
INC., AT&T CAPITAL SERVICES, CORP., CAPITA PREFERRED TRUST,
CAPITA PREFERRED FUNDING, L.P., DAVID F. BANKS, GLENN A.
VOTEK, ROBERT J. INGATO, RAMON OLIU, JR., FIRST NATIONAL
BANK OF CHICAGO, N.A., FIRST CHICAGO DELAWARE, INC.

                      Defendants.
------------------------------------------------x


                    PLAINTIFF'S MEMORANDUM OF LAW IN SUPPORT
                    OF HER MOTION FOR PRELIMINARY INJUNCTION

        Plaintiff submits this memorandum of law in support of her motion for preliminary injunction.

                              PRELIMINARY STATEMENT

        This motion for a preliminary injunction to restrain consummating of a tender offer is being made on behalf of Ruth Graifman, a holder of Capita Preferred Trust 9.06% Trust Originated Preferred Securities ("Preferred Trust Securities") and on behalf of all other holders of the Preferred Trust Securities. The basis of this motion is that AT&T Capital Corp. ("AT&T Capital"), an affiliate of Capita Preferred Trust, has commenced a coercive tender offer for all 8,000,000 units of Preferred Trust Securities, for a price of $29.69 per security. As explained below, all of the unit holders of the Preferred Trust Securities will be compelled to tender their shares or else, as set forth clearly in tender offer materials ("Tender Offer Materials") provided by AT&T Capital, will receive substantially less consideration for their holdings. A preliminary injunction is needed in order to prevent the tender offer from being consummated until the terms of the tender offer are modified to remove the coercive features.

                              I. STATEMENT OF FACTS

        A. Factual Background

        Ruth Graifman is a holder of TOPrS securities who is being coerced into tendering her securities in a tender offer being made by AT&T Capital or with being forced to have her securities redeemed prematurely at a price substantially lower than in the tender offer. (See Declaration of Ruth Graifman submitted herewith).

        The purpose for which defendants AT&T Capital and the Subsidiary Issuers created the TOPrS securities, which were held by Capita, was to allow certain of their payment instruments and obligations to be given equity treatment by rating agencies, particularly Standard & Poor's and Moody's, while, at the same time, allowing said defendants to treat the financing payments made on the instruments (issued in the form of Debentures), as tax deductible interest payments. By receiving the favorable "equity treatment", the defendants would be entitled to better credit ratings which would reduce the cost of financing for the defendants. At the same time the debt payments would be tax deductible. In order to successfully achieve this goal, defendants needed to set up a series of entities through which the debt of AT&T Capital could be securitized and indirectly purchased by investors. (Exhibit B to Certification of William Schiffman, AT&T Capital Corporation Tender Offer Materials dated July 27, 1998 at p. 20).

        In order to effectuate this structure, AT&T Capital and the Subsidiary Issuers created a complex structure of interrelated entities. Said defendants issued debt instruments, referred to as "Debentures" in the Capita prospectus filed with the SEC on or about October 24, 1996, ("Prospectus" hereinafter). (Ex. C to Schiffman Cert., Prospectus at p. 1). The intent was to sell the Debentures to the defendant Partnership, a Related Party, of which AT&T Capital was the sole general partner and owner of the entire general partner interest, and which entity was created primarily, if not solely, to purchase AT&T Capital's debt. (Ex. C at p. 13). In order to indirectly fund the Partnership, to allow it to purchase the Debentures, the trust device, Capita, was created by AT&T Capital and its affiliates. (Ex. B at p. 25).

        The TOPrS, also referred to as "Trust Preferred Securities" were issued by Capita and sold to members of the Class through an initial public offering (Ex. B at p. 25) and thereafter on the New York Stock Exchange under the symbol(s) "TCCPR" or "TCDPR". (Ex. B at p. 22). The proceeds from the sale of the Trust Preferred Securities were then used to purchase the Partnership's assets, referred to as "Partnership Preferred Securities", which constituted the entire limited partnership interest of the defendant Partnership (Ex. B at p.
25). In turn, the sale proceeds from the sale by the Partnership of its Preferred Partnership Securities to the Trust were used together with a capital contribution by the Partnership's general partner (AT&T Capital) to purchase the Debentures, which consisted of debt instruments of defendants AT&T Capital and the Subsidiary Issuers (Ex. B at p. 26).

        As stated in the Prospectus:

        AT&T Capital Corporation, a Delaware corporation (the "Company" or "AT&T Capital"), will own all the common securities (the "Trust Commons Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. The proceeds from the sale of the Trust Securities will be used by the Trust to purchase Partnership Preferred Securities ("Partnership Preferred Securities"), representing the limited partnership (the "Partnership"). The general partnership interest which constitutes all of the interest in the Partnership other than the limited partnership interest represented by the Partnership Preferred Securities, is owned by the Company, which is the sole general partner of the Partnership (in such capacity, the "General Partner"). Substantially all of the proceeds from the sale of the Partnership Preferred Securities, together with the capital contribution from the General Partner, will be used by the Partnership to purchase the Debentures (as defined herein), which consist of debt instruments of the Company.

(Ex. C at p. 1).

        B. The Offering By Capita of Trust Preferred Securities

        In an effort to create, market and sell an attractive security to the general public, the defendants created the trust, Capita, and the Trust Preferred Securities instruments. Upon filing the Initial Public Offering, defendants offered and sold the Capita TOPrS for $25.00 per unit. (Ex. C at p.
1). The security was to bear interest at an annual rate of 9.06% on the face amount of $25.00 (Ex. C at p. 1) and were not redeemable until October 24, 2006. (Ex. B at p. 7). The income stream to the Trust was guaranteed by defendants. (Ex. B at pp. 25-26). Upon liquidation, investors would receive a $25.00 liquidation amount per TOPrS unit. (Ex. C at p. 10).

        C. The Interrelationship Between The Trust and Defendants

        AT&T Capital wears multiple hats as controlling party of the Trust, seller of the debt, purchaser of the debt and general partner of the intermediary partnership. Not it seeks to be purchaser of the debt as well. The Related Party defendants (as defined in the Complaint, Exhibit A to Schiffman Cert.) and the individual defendants (as set forth in the Complaint) maintain a controlling interest in the Trust and in the Partnership through which the Trust has provided financing indirectly to defendants AT&T Capital, and the Subsidiary Issuers, and maintain a direct fiduciary relationship to the Trust and to plaintiff and members of the Class as owners of the Trust's Trust Preferred Securities.

        For example, defendants have stated in the Prospectus that:

        The Company beneficially owns all of the Partnership's partnership interests (other than the Partnership Preferred Securities, which are held by the Property Trustee (as defined herein) for the benefit of the holders of Trust Preferred Securities) and beneficially owns all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interest represented by the Trust Preferred Securities)... In future filings under the Exchange Act, a footnote to the Company's annual financial statements will state that the Trust and the Partnership are consolidated with the Company, that the sole assets of the Trust are the Partnership Preferred Securities, that the sole assets of the Partnership are the Affiliate Investment Instruments and the Eligible Debt Securities and that the Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust an the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities.

                                      * * *

        The Company will acquire Trust Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

(Ex. C at p. 5-6).

        Moreover, three (3) of the five (5) trustees of the Trust, referred to as the "Regular Trustees" (Ex. C at p. 36) are "individuals who are employees or officers of or who are affiliated with the Company." In fact, as aforestated, defendants Votek, Ingato and Oliu were executive officers of defendants AT&T Capital and its Subsidiary Issuers.

        Further, AT&T Capital owns all of the Trust Common Securities, and the Trust was set up to facilitate financing AT&T Capital's "equity treatment" scheme. (Ex. B at p 26).

        D. Defendants' Breach of Duty and Unfair Dealing

        Defendants' initial self-interested purpose and goal in creating, marketing and selling the Preferred Trust Securities was mistaken and has not been realized because the credit rating agencies have not given the defendants significant "equity treatment" for their payments in connection with the Trust Preferred Securities. The credit rating of AT&T Capital is BBB and Baa3 as rated by Standard and Poor's and Moody's respectively. (Ex. B at p. 20). As conceded by defendants in their tender offer and consent solicitation issued July 27, 1998 defendants made a mistake:

        Reasons for the Offer and Consent Solicitation. The Trust Preferred Securities were originally issued to provide AT&T Capital and its subsidiaries with long-term capitalization that AT&T Capital's management believed would be treated by national statistical rating organizations such as S&P or Moody's, in part or in full, as additional equity capitalization. AT&T Capital's management believed such "equity treatment" would lower AT&T Capital's debt-to-equity ratio, which is a factor in such national statistical rating organizations' credit ratings analyses of AT&T Capital and, as a result of AT&T Capital's becoming an indirect wholly owned subsidiary of Newcourt on January 12, 1998, of Newcourt. Any upgrades in the credit ratings of AT&T Capital's and Newcourt's short-term or long-term debt would generally decrease AT&T Capital's cost of borrowing, particularly if any such rating is in a general rating category that signifies that the relevant debt of AT&T Capital is in a higher investment grade rating category. As of the date hereof, AT&T Capital's and Newcourt's long-term credit ratings by S&P and Moody's are BBB and Baa3, respectively.

        However, AT&T Capital's and Newcourt's management subsequently became aware that Moody's did not give AT&T Capital significant "equity treatment" in respect of the Trust Preferred Securities... AT&T Capital's and Newcourt's management believe that such redemption (in conjunction with a recent Newcourt equity placement, a portion of which was contributed to AT&T Capital) would strengthen the consolidated financial condition of AT&T Capital and its subsidiaries by reducing their outstanding debt-to-equity ratio, thereby possibly resulting in improved credit ratings for AT&T Capital and Newcourt.

(Ex. B at p. 20).

        Despite the obligation to deal with complete fairness with plaintiff and the members of the Class, Defendants have, as aforementioned, issued and/or caused to be issued the Tender Offer/Materials dated July 27, 1998, which constitutes an offering to buy the Trust Preferred Securities from plaintiff and members of the Class at the price of $29.69 (Ex. B at p.

5) and, in addition, requiring, as a condition of acceptance of the offer that each selling unit holder consent to amendment of the trust indenture and other controlling documents to allow defendants to drastically accelerate the redemption date by which defendants can cause the Trust to "call" all of the Trust Preferred Securities (Ex. B at p. 7). The acceleration which defendants seek moves the redemption date up from October 25, 2006 to June 30, 1998 and would effectively allow the defendants to redeem all of the Trust Preferred Securities now, at an inferior price of $29.25 per Security, an amount significantly less than the tender offer amount. (Ex. B at pp. 8, 12, 19.)

        As conceded by defendants in the Tender Offer/Materials:

        The Redemption Price is less than the Purchase Price being offered by AT&T Capital for tender of Securities in the Offer. If holders of Securities fail to validly tender their Securities in the Offer and, AT&T Capital obtains the Requisite Consents upon the terms and conditions of the Offer, and AT&T Capital accepts for payment and purchases the Securities in the Offer, then such non-tendering holders will only receive the Redemption Price, plus accrued and unpaid distribution thereon, for Securities that have not been validly tendered in the Offer.

(Ex. B at p. 8)

              II. STANDARDS FOR GRANTING OF PRELIMINARY INJUNCTION

        To obtain a preliminary injunction, plaintiff must demonstrate both a reasonable probability of success on the merits and some irreparable harm which will occur absent the injunction. Crowe v. De Gioia, 90 N.J. 126, 133, 447 A.2d 173, 176 (1982); Subcarrier Communications, Inc. v. Day, 299 N.J. Super. 634, 638, 691 A.2d 876, 878 (App. Div. 1997); Paternoster v. Shuster, 269 N.J. Super. 544, 555, 687 A.2d 330, 336 (App. Div. 1997). Additionally, the Court must balance the hardships to the parties in granting or not granting the preliminary injunction. Crowe v. De Gioia, 90 N.J. at 134, 447 A.2d at 177. The point of a preliminary injunction is to "maintain the parties in substantially the same condition when the final decree is entered as they were when the litigation began". Crowe v. De Gioia, 90 N.J. at 134, 447 A.2d at 177, quoting, Peters v. Public Service Corp. of New Jersey, 132 N.J.

Eq. 500 (Ch. 1942), aff'd, o.b., 1333 N.J. Eq. 283 (E. & A. 1943). Further, a
preliminary injunction may be granted only if the legal right underlying the movant's claim is settled. Crowe v. De Gioia, 90 N.J. at 133, 687 A. 2d at 177.

        Tender offers which by reason of their terms are wrongfully coercive are appropriate grounds to grant a preliminary injunction. Eisenberg v. Chicago, Milwaukee Corp., 537 A.2d 1051, 1056-57 (Del. Ch. 1987) (granting preliminary injunction against coercive tender offer under analogous Delaware criteria).

                     III. THERE IS A REASONABLE PROBABILITY
                      OF PLAINTIFF PREVAILING ON THE MERITS

        This case involves a transaction in which an interested board (of trustees) has set the terms of the transaction and caused it to be effectuated, or at least set its effectuation in process. Under such circumstances, under Delaware law, the defendants will be required to establish the "entire fairness" of the transaction Weinberger v. UOP, Inc. Del. Supr., 457 A.2d 701 (1983). They will not be able to do so.(1)

        Transactions which have uniformly been found to violate the principle of "entire fairness" are those tender offers which by their nature are coercive and give shareholders no real or effective choice with respect to making the decision to tender. AC Acquisition Corp. v. Anderson Clayton & Co., 519 A.2d 103 (Del. Ch. 1986). Such transactions are subject to injunctive relief. Id. See also, Paramount Communications, Inc. v. QVC Network, Inc., 637 A. 2d 34, 46 (Del. Supr. 1994) (finding that two tiered tender offers providing less consideration on the "back end" are coercive and inherently problematic).

        The standards applicable to the plaintiff's claim of inequitable coercion is whether the "defendants have taken actions that operate inequitably to induce the [securities holders] to tender their [securities] for reasons unrelated to the economic merits of the offer" Ivanhoe


-----------------
(1) The trust was created under the laws of the state of Delaware and thus Delaware substantive law should apply.

Partners v. Newmont Mining Corp., Del. Ch., 533 A.2d 585, 605 (1987). Here, plaintiff has demonstrated that the entire fairness standard applies and that the transaction is inherently coercive. That the transaction is for the benefit of the insiders, and not the securities holders, is no secret, as the Tender Offer Materials clearly state that the purpose of the transaction is to benefit AT&T Capital. As the Tender Offer Materials state, "AT&T Capital's and Newcourt's management believe that such redemption . . . would strengthen the consolidated financial condition of AT&T Capital and its subsidiaries by reducing their outstanding aggregate consolidated indebtedness, and such reduction would lower AT&T Capital's consolidated debt-to-equity ratio, thereby possibly resulting in improved credit ratings for AT&T Capital and Newcourt." (Ex. B at p. 20). That description, the absence of a "fairness opinion" and the linking of the tender of securities to the consent to amend the redemption demonstrate that this transaction was created to benefit the insiders, not the security holders.

        Furthermore, those persons who tender will receive $29.69 in cash, while, those who do not tender will receive the inferior price of $29.25 as part of the redemption (Ex. B at pp. 8, 12, 19) and a security holder can not tender without also giving consent to the amendment of the agreement that will permit redemption of all securities on June 30, 1998 instead of October 25, 2006 (Ex. B at p. 18). That will cause the switchboard to light up with calls of securities holders trying to tender to avoid being stuck with the lower consideration, without regard to the adequacy of the value of the consideration since simple logic dictates that it is inevitable that AT&T Capital will receive enough votes (4,000,001 out of 8,000,000) to cause the amendment to be effectuated, causing such persons who do not consent to receive a lesser amount for his or her securities. In addition, it will guarantee providing the necessary consent to accelerate the redemption. In essence, AT&T Capital is bribing those unit holders to give consent to an early redemption while punishing those who do not.

        A tender offer was enjoined as coercive in Eisenberg v. Chicago, Milwaukee Corp., supra, 537 A.2d at 1062, where a tender offer by the company for its own stock included a representation that the company intended to delist its stock from the New York Stock Exchange after the tender offer. Such a delisting would negatively effect the liquidity and the price at which shareholders would be able to sell the stock. The Chancery Court believed that the shareholder could feel compelled to tender their shares without regard to the economics of the deal since the alternative was to hold stock of a delisted company which would be worth less. As in the Eisenberg action, here, securities owners will feel compelled to tender or be left with securities which, as in the case of Eisenberg, may be worth less. The within action is more compelling since, in this action, the securities are guaranteed by the company to be worth less. There is not even a question of value of the remaining shares, as in Eisenberg. In the instant action, the fact that by tendering, one is helping to assure that those who do not receive less makes it a remarkably stronger case in favor of injunction and supporting the proposition that there is a probability of success on the merits. Thus, it can also be shown by clear and convincing evidence that the legal rights of the plaintiff and the other members of the class are not unsettled.

                    IV. PLAINTIFF HAS SHOWN IRREPARABLE HARM
                   AND THAT THE EQUITIES BALANCE IN HER FAVOR

        This is clearly a case in which the equities balance in favor of granting an injunction and in which the plaintiff and the class of securities holders of 8,000,000 units will suffer irreparable injury if an injunction is not granted. In Eisenberg v. Milwaukee Corp., 537 A.2d at 1062, the Delaware Chancery Court recognized that monetary damages will not be sufficient to remedy the fundamental flaw in the tender offer. As the Chancery Court stated:

        Here the principal dispute is not that the offering price is unfair. Rather, at issue is the shareholders' right to make an informed, uncoerced decision. That right is specific, and its enforcement requires a specific, not a substitutional, remedy. As this Court has recognized, to permit a deficient offer to go forward might forever deprive the tendering shareholders of their right to be treated fairly. In that event the harm







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                                                                              11


        could not easily be undone, and given the nature of the shareholder interests at stake, damages would not be a meaningful or adequate remedy. Therefore, the threatened harm is irreparable. Joseph v. Shell Oil Company, supra, 482 A.2d at 344; In Re Anderson, Clayton Shareholders' Litigation, Del. Ch., 519 A.2d 669, 676 (1986). An injunction is the remedy most likely to achieve disclosure of the information necessary to achieve an informed decision and to eliminate the Offer's coercive aspects. See Sealy Mattress Company of New Jersey, Inc. v. Sealy, Inc., Del. Ch., 532 A.2d 1324, 1340-41 (1987).

        In contrast, if an injunction is granted here, there will be little, if any, harm or inconvenience to defendants other than the inconvenience of modifying the structure of the tender offer so that it is no longer coercive. That can be accomplished in a number of ways including, but not limited to, severing the link between the tender and the consent to amend the terms on redemption or causing those who do not tender to receive the same consideration as those who did tender.

                                   CONCLUSION

        For the reasons stated herein, in the Complaint and in the accompanying Order to Show Cause, the Court should grant the injunctive relief herein requested.


Dated:  August 13, 1998                     Respectfully submitted,

                                            KANTROWITZ, GOLDHAMER & GRAIFMAN

                                            By: /s/ Barry S. Kantrowitz
                                               --------------------------------
                                               BARRY S. KANTROWITZ
                                               111 Chestnut Ridge Road
                                               Montvale, New Jersey 07645
                                               (201) 391-7000

                                               STULL STULL & BRODY
                                               JULES BRODY
                                               MARK LEVINE
                                               6 East 45th Street
                                               New York, New York 10017
                                               (212) 687-7230

                                            Attorneys for Plaintiff

KANTROWITZ GOLDHAMER & GRAIFMAN
BARRY S. KANTROWITZ, ESQ.
111 Chestnut Ridge Road
Montvale, New Jersey 07645
(201) 391-7000

STULL STULL & BRODY
JULES BRODY, ESQ.
AARON BRODY, ESQ.
6 East 45th Street
New York, New York 10017
(212) 687-7230
------------------------------------------------x
RUTH GRAIFMAN, on behalf of herself and all others similarly situated,

                      Plaintiff,

               -against-

                                                             DECLARATION OF RUTH
AT&T CAPITAL CORPORATION, AT&T CAPITAL                       GRAIFMAN IN SUPPORT
LEASING SERVICES,INC., AT&T CAPITAL SERVICES                 OF MOTION FOR
CORP., CAPITA PREFERRED TRUST, CAPITA                        INJUNCTIVE RELIEF
PREFERRED FUNDING, L.P., DAVID F. BANKS,
GLENN A. VOTEK, ROBERT J. INGATO, RAMON OLIU,
JR., FIRST NATIONAL BANK OF CHICAGO, N.A., FIRST
CHICAGO DELAWARE, INC.,

                      Defendants.
------------------------------------------------x

        RUTH GRAIFMAN, being duly sworn, deposes and declares:

        1. I am the named plaintiff in the above captioned action and make this affidavit in support of the within motion for immediate injunctive relief on behalf of myself and a class ("Class") of similarly situated investors in the Trust Preferred Securities of Capita Preferred Trust ("Capita").

        2. In this action, I seek to prevent AT&T Capital Corp. ("AT&T Capital") from successfully concluding the tender offer and consent solicitation which was mailed to me on







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


                                                                               2


or after July 27, 1998 ("Tender Offer Materials") and received by me the beginning of this month.

        3. I originally purchased these securities because of the attractive rate of return of 9.06% for the guaranteed period through October 24, 2006. I paid approximately $27.18 for 400 shares of Capita's Trust Preferred Securities, for a total price of $10,936.73 (inclusive of commission), thus producing a net yield of 8.33%. A copy of my trade confirmation statement is annexed to these papers as Exhibit D.

        4. The Tender Offer Materials seek to purchase the securities for $29.69 per unit. In addition, the Tender Offer Materials make acceptance conditionally tied to consenting to allow AT&T Capital to move the redemption date up to June 30, 1998, and further setting the redemption price at $29.25 per unit. Thus, one who does not accept the tender offer, will have their shares redeemed subsequently at an inferior price. I submit to the Court that this constitutes a coercive transaction which will force unit holders to allow AT&T Capital to buy out of its obligations at a relatively small premium which will hardly allow reinvestment in a similar instrument (i.e., rated BBB and running approximately eight years for the same yield (particularly after one takes into account the capital gains tax, and additional commissions on the repurchase and resale of a similar instrument). Worse, it requires a unit holder to sell, whether they want to or not.

        5. The value to me of this security was as a current and continuous income stream at this yield amount, particularly as I am over 65 years of age and was interested in the security as a retirement investment. As a result of this tender offer and request for consent, I am placed in the untenable position of either having to yield to the demand of AT&T Capital to sell or having the units redeemed thereafter at the lesser price. This hardly presents a fair and open choice.

        6. Although I am not able to follow the entire complex structure of the inter-relationships between Capita, AT&T Capital and the other various affiliates, it is obvious that AT&T Capital created the Capita Trust vehicle and controls its board of trustees, that AT&T is the common shareholder of the Trust, is the seller of the debt instrument to the Trust (through the defendant Capita Preferred Funding, L.P.) and is now the purchaser of the Trust's securities for the purpose of extinguishing its own debt. Yet, AT&T Capital has the temerity to state that it has no duty to be fair with the purchasers of its Capita Trust Preferred Securities. Legal arguments aside, I submit to the Court that this statement defies common sense.

        7. In sum, I respectfully submit to the Court that the tender offer should be enjoined from proceeding in its present form and that AT&T Capital be required to restructure its tender offer to eliminate the coercive aspects to myself and others similarly situated.


                                                  /s/ Ruth Graifman
                                                  -----------------------------
                                                          RUTH GRAIFMAN

KANTROWITZ, GOLDHAMER & GRAIFMAN
BARRY S. KANTROWITZ, ESQ.
111 Chestnut Ridge Road
Montvale, New Jersey 07645
(201) 391-7000

STULL STULL & BRODY
JULES BRODY, ESQ.
AARON BRODY, ESQ.
6 East 45th Street
New York, New York 10017
(212) 687-7230
------------------------------------------------x
RUTH GRAIFMAN, on behalf of herself and all others          SUPERIOR COURT OF
similarly situated,                                         NEW JERSEY

                      Plaintiff,                            LAW DIVISION
                                                            MORRIS COUNTY

               -against-

                                                            CERTIFICATION OF
AT&T CAPITAL CORPORATION, AT&T CAPITAL                      WILLIAM T.
LEASING SERVICES, INC., AT&T CAPITAL SERVICES               SCHIFFMAN IN
CORP., CAPITA PREFERRED TRUST, CAPITA                       SUPPORT OF
PREFERRED FUNDING, L.P., DAVID F. BANKS, GLENN              APPLICATION FOR
A. VOTEK, ROBERT J. INGATO, RAMON OLIU, JR.,                IMMEDIATE
FIRST NATIONAL BANK OF CHICAGO, N.A., FIRST                 INJUNCTIVE RELIEF
CHICAGO DELAWARE, INC.

                      Defendants.
------------------------------------------------x

        I, William T. Schiffman, hereby certify as follows:

        1. I am an attorney licensed to practice before the Courts of the State of New Jersey and I am an associate in the law firm of Kantrowitz, Goldhamer & Graifman, attorneys of record for plaintiff and the other members of the putative class who are purchasers of the securities referred to herein (hereinafter referred to as "Class"). I make this certification in support of Plaintiff's Order to Show Cause which requests the entry of a preliminary injunction to enjoin the requiring of the Plaintiff and the members of the Class to respond to the tender offer and consent solicitation (referred to herein as "Tender Offer Materials") of AT&T Capital Corporation

("AT&T"), dated July 27, 1998. I am familiar with the underlying transactions and the need for emergent relief and temporary restraints.

        2. A copy of the Complaint is annexed hereto as Exhibit "A". A copy of the Tender Offer Materials is annexed hereto as Exhibit "B".

                             INTRODUCTORY STATEMENT

        3. Defendants have engaged in a very unique and complex series of business transactions. Plaintiffs and members of the Class invested in a publicly traded financial instrument for the purpose of collecting a guaranteed interest rate for a guaranteed period of time. The interest is paid to Plaintiffs as owners of Trust Originated Preferred Securities ("TOPrS" or "Trust Preferred Securities") issued by the Capita Preferred Trust ("Capita") and other affiliated or subsidiary issuers of the securities, which is based on the debt issued by defendant AT&T.

        4. TOPrS are particularly attractive investments and were marketed as such because they paid a relatively high interest rate, 9.06%, for a guaranteed period of time, through October 24, 2006, and were marketed further as not being callable or redeemable until that date.

        5. TOPrS, as purchased by Plaintiff and members of the Class, were the end result of a series of transactions which permitted AT&T to have their financial "cake" and "eat it too." They were designed by AT&T to allow issuance of certain financial instruments and have them treated as equity by various rating agencies such as Standard & Poor's and Moody's. This treatment improved AT&T's ratings and allowed it to borrow money at a favorable rate. At the same time, due to the manner of structuring the transactions, AT&T would be able to receive a tax deduction for the payments under the instruments which indirectly inured to the benefit of the Trust in which Plaintiff and the Class owned Trust Preferred Securities. Normally, a payment on an equity instrument, such as a dividend on common stock, is not deductible to the issuing corporation. Conversely, carrying debt has a negative effect on the ability to borrow money at a favorable rate. However, in this series of transactions, AT&T was to obtain the tax deduction and obtain "equity treatment", thus improving its financial picture.

        6. AT&T set up a series of entities through which the instruments were purchased by Plaintiffs. AT&T did this by issuing debt instruments, referred to as "Debentures," in the prospectus filed with the SEC on or about October 24, 1996, by defendant Capita (Prospectus").(1) The Debentures were then to be sold to a partnership, defendant Capita Preferred Funding, L.P. ("Partnership"), a related party to AT&T and of which AT&T was the sole general partner. This Partnership existed primarily, if not solely, to purchase the AT&T debentures.

        7. Capita, in turn, was created by AT&T to purchase the limited partnership interests in the Partnership in order for the Partnership, in turn, to purchase the AT&T Debentures. To raise public money for the Capita Trust, the security, the TOPrS, were issued by Capita and then sold to plaintiff and the Class through an Initial Public Offering ("IPO"). Thereafter, the TOPrS were sold publicly on the New York Stock Exchange under the symbols "TCCPR" or "TCDPR". The proceeds of the sales of these publicly traded instruments were used to purchase the Partnership's assets. The Partnership then used the funds, together with additional capital from AT&T, to purchase the Debentures.

        8. The IPO offered and sold the TOPrS for $25.00 per unit with annual interest at a rate of 9.06%. These payments were guaranteed and the instruments were not redeemable until October 25, 2006. Upon liquidation October 25, 2006, the investors received back their original $25.00 investment.(2)


-----------------
(1)     A copy of the Prospectus is annexed hereto as Exhibit "C".

(2) The named plaintiff purchased the instruments after the IPO at a price of approximately $27.18. Other plaintiffs undoubtedly purchased at various other prices.
                                                                  (continued...)

        9. The interrelationship between three (3) of the five (5) trustees of the Trust, AT&T and other related entities results in AT&T wearing the multiple hats of Trustee, purchaser of the debt, issuer of the debt and general partner of the intermediary partnership, creating a situation where AT&T, controlling all sides of the multi-faceted transaction, has a fiduciary duty to act with the utmost fairness and good faith dealing. However, in contrast to this duty, the instant transaction constitutes naked self-dealing and is a transparent coercive tender offer. So much so, that defendants have placed themselves in the awkward position of being required to take the stance in the Tender Offer Materials that no fairness need be shown. Moreover, the Tender Offer Materials fail to include any fairness opinion.

        10. An emergent situation exists in this action as a result of the tender deadline in the Tender Offer Materials to Plaintiff and the Class. Defendants state quite clearly and candidly in the tender offer that they are redeeming these securities to reduce debt because they made a mistake in anticipating that the debt would be given "equity treatment." (See Pg. 20 of the Tender Offer Materials). Having erred in this assessment, defendants seek to compel Plaintiff and the Class to redeem the shares now, rather than after October 24, 2006. What Defendants seek to do is coerce Plaintiff and the class to accept an offer of $29.69 or risk receiving the inferior redemption price later.

        11. The coercion is extremely open and not at all subtle. Defendants are conditioning the tender offer acceptance on Plaintiffs' consent to accelerate the original redemption date. Plaintiff and the Class members originally purchased believing that they could hold these instruments until the year 2006. Now AT&T is, in essence, stating, "agree to accept $29.69 for your units or risk a lower price when we redeem your shares thereafter." If one of the Class accepts the offer then he or she receives the $29.69. If, however, they reject the offer and if a


-----------------
(2) (...continued)
Obviously, a higher purchase price had the effect of decreasing the effective yield of the instrument.

sufficient number of other holders of the securities accepts the offer then all non-accepting holders will be forced to accept the Redemption Price of $29.95. Those Class members placing a value on receipt of current income are forced to sell regardless of that fact.

                The named Plaintiff, Ruth Graifman, is over 65 years of age and purchased 400 units of The Trust Preferred Securities as part of her retirement portfolio. (A copy of Plaintiff's confirmation trading statement is annexed hereto as Exhibit "D"). The guaranteed interest rate was extremely important to her. Now she is being forced to take a much lower yield if she accepts the tender offer or, worse yet, if she rejects it she will end up with an even lower yield. She is being placed between the proverbial rock and a hard place.

                If defendants are not immediately enjoined and restrained from proceeding with the Tender Offer Materials, due by August 21, 1998(3), it may never be possible for Plaintiff and the Class to unravel the transactional mess created by defendants, which will seriously and irreparably harm the Plaintiff and the Class. If defendants are required to postpone temporarily the tender offer then there is no harm to defendants because they will only be required to continue to abide by the original terms of their debtor-creditor relationship with Plaintiff and the Class. If Plaintiffs are ultimately successful then Plaintiffs remain whole and defendants are not harmed. If Plaintiff and the Class are ultimately unsuccessful then defendants will only have been required to delay the consummation of their intended transactions which, by its own terms, can be extended by defendants at their sole discretion.

        12. By the coercive nature of the tender offer, Defendants are breaching their fiduciary and other legally mandated duties notwithstanding their posturing in the Tender Offer Materials that such duties do not exist. The IPO was filed on or about October 22, 1996, and, on information and belief, the bulk of the sales were consummated at that time or shortly thereafter.


-----------------
(3) The Tender Offer Materials, in fact, state that acceptance of the offer must be received two (2) days prior to the August 21 deadline.

Plaintiff and the Class members have held these investments for varying periods of time, but are suddenly faced with this classic "Hobson's Choice." Plaintiff and the Class are placed under artificially created pressure by defendants to accept the tender offer, by the unnatural structure of the deal which extracts a consent to redeem the shares of non-tendering holders at an inferior price. There is really no alternative. All Class members are forced to grab the offer now rather than risk a worse redemption option later. Plaintiffs were only barely given three (3) weeks to make up their minds. As the tender offer date draws closer, the Plaintiff and the Class are going to feel increased pressure all of which comes from the self-serving motivations of the defendants. At the very least, the temporary restraints must be granted to "stop the clock" and give the parties, including all of the Plaintiffs, a better ability to consider their options. If the temporary restraints are not granted then the chances of unraveling the tender offer is essentially non-existent. Irreparable damage will have been done and the defendants will have no incentive to cooperate or even negotiate. Defendants must be prevented, if only temporarily, from coercing Plaintiff and the Class to accept the unacceptable.

                     THE EMERGENT NEED FOR INJUNCTIVE RELIEF

        Because of the time constraint imposed by the August 19th deadline (i.e., the August 21st deadline, subtracting two days pursuant to the defendants' imposed condition of receiving it two days in advance), the need for immediate relief is essential, and without such relief, Plaintiff the Class will be irreparably injured.

        I hereby certify that the foregoing statements made by me are true. I am aware that if any of the foregoing statements is willfully false I am subject to punishment.

                                               /s/ William T. Schiffman
                                               --------------------------------
                                                       WILLIAM T. SCHIFFMAN


Dated:  August 13, 1998


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